STOCK PURCHASE AGREEMENT
                               ------------------------

       This Agreement is made and entered into as of the 23rd day of December, 1997, by and between HONDO OIL & GAS COMPANY (hereinafter referred to as "Seller") and PHILLIPS PETROLEUM COMPANY (hereinafter referred to as "Purchaser").

       WITNESSETH:

       Purchaser has performed plugging, abandonment and/or closing of the Tajiguas Facility and the Molino Field facilities in or offshore California and may hereafter conduct certain related limited environmental monitoring activity that has been proposed by Purchaser in plans currently under review by California governmental bodies or agencies (hereinafter the entirety of the foregoing is referred to as "the Work");

       Purchaser has incurred costs and expenses for the portion of the Work that has been performed and has authorized prior hereto expenditure for the portion of the Work that has been proposed by Purchaser in plans currently under review by such governmental bodies or agencies (hereinafter all such costs, expenses and authorized expenditure are referred to as "the Cost");

       Seller is obligated to bear a portion of the Cost, its share being one million one hundred thousand five hundred nineteen point seventy-one Dollars ($1,100,519.71); and

       In satisfaction of such obligation and payment for Seller's share of the Cost, Seller wishes to sell, and Purchaser wishes to buy, shares of Seller's common stock and warrants to purchase additional shares of such common stock on the terms and conditions set forth in this Agreement.

       The parties, intending to be legally bound, hereby agree as follows:

       1.   Sale and Purchase of Units
            --------------------------

            1.01 Agreement to Sell and Purchase. Subject to the terms, provisions and conditions hereof, at Closing (as defined below) Seller shall sell and deliver to Purchaser, and Purchaser shall buy and receive from Seller, newly issued units of securities, the quantity thereof to be determined pursuant to Section 1.03, with each unit consisting of six
       (6) shares of Seller's common stock and a warrant to purchase one (1) additional share of such common stock (hereinafter such units are collectively referred to as "the Units").

            1.02 Consideration. The sale and delivery of the Units at Closing shall be in satisfaction and payment of, but only of, Seller's share of the Cost. Delivery of the Units to Purchaser shall discharge Seller from any further obligation to pay Purchaser for such share of the Cost. Seller hereby waives any and all rights it has to audit the Work, Cost and records of Purchaser related thereto.

            1.03 Determination of Quantity. The number of Units to be sold and delivered by Seller hereunder shall be determined based upon the formula:
                 N = 1.1 x C , where
                     -------
                     6 x A

       N = the total number of Units to be sold, rounded as required below;
       C = Seller's share of the Cost which shall be satisfied and paid by such sale; and
       A = the average closing price of Seller's common stock on the American Stock Exchange for the ten (10) days such exchange is open for the transaction of business immediately preceding the date the Registration Statement (as defined below) is filed by Seller with the United States Securities and Exchange Commission (hereinafter "the SEC").

       If the sum derived from this formula is not an integer, the parties agree to round such sum to the nearest whole number greater thereof and such whole number will be deemed to be "N" for purposes of this Agreement.

       2.   Closing
            -------

            2.01 Closing Date.  The sale of the Units shall be closed at ten
       (10) o'clock a.m., or such other time agreed by the parties, on the first day the American Stock Exchange is open for the transaction of business following the date each of the conditions stipulated in Sections 3.01 and 3.02 has occurred or, at the parties' respective elections, been specifically waived (hereinafter such day is referred to as "the Closing Date" and such closing is referred to herein as "Closing"). Closing shall take place in the Bellaire, Texas offices of Purchaser.

            2.02 Seller's Deliveries at Closing. On the Closing Date, Seller shall deliver to Purchaser:

                 (i) a stock certificate or certificates, registered in the Purchaser's name, for and evidencing the number of shares of the common stock sold to Purchaser;

                 (ii) a warrant, in the form of Exhibit A hereto (revised and changed only as, and to the extent, agreed by the parties hereafter), that grants Purchaser the right to buy, under the terms and conditions stipulated therein, one (1) additional share of Seller's common stock for each Unit sold hereunder;

                 (iii) a certificate, executed by an officer of Seller, confirming to Purchaser that (a) the Registration Statement has been declared effective by the SEC and remains in effect as of the Closing Date, (b) the shares of Seller's common stock to be acquired by Purchaser hereunder have been approved for listing, subject to notification of issuance, on the American Stock Exchange on the Closing Date, and (c) each of Seller's representations and warranties in this Agreement was accurate in all material respects as of the date hereof and is accurate in all material respects as of the Closing Date; and

                 (iv) an opinion of C. B. McDaniel, counsel for Seller, dated the Closing Date and addressed to Purchaser, the substance of which is as stated in Exhibit B hereto.

            2.03 Purchaser's Deliveries at Closing. On the Closing Date, Purchaser shall deliver to Seller a certificate, executed by an officer of Purchaser, confirming that each of Purchaser's representations and warranties in this Agreement was accurate in all material respects as of the date hereof and is accurate in all material respects as of the Closing Date.


       3.   Conditions to Closing
            ---------------------

            3.01 Conditions Precedent to Purchaser's Obligation to Close. Purchaser's obligations to buy and receive the Units, discharge Seller from further obligation to pay its share of the Cost, and to take the other actions required to be taken by Purchaser at the Closing are subject to the occurrence (or, at its election, the waiver thereof), at or prior to Closing, of each of the following:

                 (i) The Registration Statement being declared effective by the SEC and remaining in effect as of the Closing Date;

                 (ii) Seller's common stock being listed and admitted for trading on the American Stock Exchange on the Closing Date and on each of the days included in the averaging period used in determining "A" in the formula stipulated in Section 1.03 ;

                 (iii) The shares of Seller's common stock to be acquired by Purchaser hereunder being approved for listing, subject to notification of issuance, on the American Stock Exchange on the Closing Date;

                 (iv) All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), having been accurate in all material respects as of the date hereof and being accurate in all material respects as of the Closing Date as if made on the Closing Date;

                 (v) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to Closing (considered collectively), and each of these covenants and obligations (considered individually), having been duly performed and complied with in all material respects;

                 (vi) There having not been any subdivision or combination of Seller's common stock, any distribution on such common stock payable in shares of such common stock or other securities, the issuance of rights or warrants to purchase such common stock, sale or distribution of a significant portion of Seller's assets, or a consolidation or merger of Seller, with effect on or from the date hereof; and

                 (vii) Seller having delivered each document required to be delivered by Seller pursuant to Section 2.02.

            3.02 Conditions Precedent to Seller's Obligation to Close.
       Seller's obligations to sell and deliver the Units, deliver the stock certificate(s) and warrant referred to in Sections 2.02 (i) and (ii), and to take the other actions required to be taken by Seller at Closing are subject to the occurrence (or, at its election, the waiver thereof), at or prior to Closing, of each of the following:

                 (i) All of Purchaser's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), having been accurate in all material respects as of the date hereof and being accurate in all material respects as of the Closing Date as if made on the Closing Date;

                 (ii) All of the covenants and obligations that Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to Closing (considered collectively), and each of these covenants and obligations (considered individually), having been performed and complied with in all material respects; and

                 (iii) Purchaser having delivered each document required to be delivered by Purchaser pursuant to Section 2.03.

       4.   Registration
            ------------

            4.01 Seller's Undertaking to File Registration Statement. Seller, as soon as practicable after execution hereof and in no event later than January 7, 1998, shall prepare and file with the SEC a registration statement on Form S-3 which provides for the resale of (i) the shares of Seller's common stock that are to be delivered to Purchaser at Closing and (ii) the shares of Seller's common stock that are to be delivered to Purchaser upon its exercise of the warrants provided pursuant hereto (such registration statement, together with all amendments and supplements thereto, in each case including any prospectus and all materials incorporated by reference therein, being referred to herein as "the Registration Statement"). The Registration Statement so filed shall be substantially in the form of the draft registration statement attached as Exhibit C hereto. Seller shall obtain Purchaser's approval on the final form of the Registration Statement prior to its filing, and Purchaser's approval thereof shall not be unreasonably withheld. Seller will use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable after the filing thereof and any necessary or appropriate qualification or compliance (including, without limitation, appropriate qualification under applicable "Blue Sky" or other state securities laws and appropriate compliance with any governmental requirements or regulations).

            4.02 Seller's Undertaking to Keep the Registration Statement Effective. Seller shall use its reasonable best efforts to keep the Registration Statement continuously effective for a period of two (2) years from the Closing Date or, if earlier, until all shares delivered at Closing and any shares received by Purchaser upon its exercise of the warrants delivered hereunder are sold by Purchaser.

            4.03 Amendments.    Seller shall use its reasonable best efforts to
       prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep such Registration Statement effective for the period contemplated in Section 4.02. Seller shall notify Purchaser of all such amendments and supplements and shall advise Purchaser forthwith when the same have become effective.

            4.04 Prospectuses. Seller shall furnish Purchaser with the number of copies of a prospectus, including a preliminary prospectus in conformity with the requirements of the Securities Act of 1933, as amended (hereinafter "the Securities Act"), and such other documents as Purchaser may reasonably request, in order to facilitate the public sale or other disposition of the shares of Seller's common stock acquired pursuant hereto. Seller shall immediately notify Purchaser of the occurrence of any event as a result of which a prospectus in or provided pursuant to the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
       Upon receipt of such a notice Purchaser shall immediately discontinue sales or other dispositions of shares of Seller's common stock pursuant to the Registration Statement. Seller shall forthwith amend such prospectus immediately after giving such notice so that it is true and correct in all material respects, and Purchaser may resume such sales or other disposition thereafter.

            4.05 Listing. Seller, concurrently with its preparation and filing of the Registration Statement, shall cause the shares of its common stock that are the subject thereof to be approved for listing, subject to notification of issuance, on the American Stock Exchange. Seller shall use its reasonable best efforts to have its common stock listed and admitted for trading on the American Stock Exchange throughout the period contemplated in Section 4.02.

            4.06 State Securities Law Compliance.   Seller shall use its
       reasonable best efforts to register or qualify the shares sold hereunder under the securities laws of such states as Purchaser may reasonably request in light of the costs of such registration or qualification for Seller (provided, however, that Seller shall not be required to consent to the general service of process for all purposes in any jurisdiction where it is not then qualified to do business or to qualify to do business) and to do any and all other acts or things that may be reasonably necessary or advisable to enable Purchaser to consummate public sale or other disposition of such shares in such states.

            4.07 Compliance with Laws.    Effective from the date hereof and
       throughout the period contemplated in Section 4.02, Seller shall use its reasonable best efforts to comply with and to make all filings, registrations and disclosures required of it pursuant to the Securities Act and the Securities and Exchange Act of 1934, as amended.

            4.08 Registration Expenses.   Seller agrees to pay all registration
       expenses in connection with the registrations and other activities contemplated in this Section 4. "Registration expenses", for this purpose, means any and all expenses incident to performance of or compliance with the provisions of this Section 4 by Seller, including, without limitation: (i) all SEC and National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or "Blue Sky" laws and compliance with the rules of the NASD, (iii) all filing, listing or other fees for the American Stock Exchange related to listing of Seller's common stock, (iv) all expenses in preparing, printing and distributing the Registration Statement and other documents related to the performance of and compliance with this Agreement by Seller, and (v) all fees and disbursements of counsel and independent certified public accountants for Seller related to the same or preparation and execution of this Agreement. Purchaser shall pay any brokerage fees, transfer taxes (if any) and the fees and expenses of its legal counsel in connection with the registration and sale by it of shares of Seller's common stock.

       5.   Purchaser's Resale of Shares
            ----------------------------

            5.01 Limitations on Resale.   Any resale by Purchaser of the shares
       of Seller's common stock pursuant to the Registration Statement shall be subject to the following:

                 (i) The volume of such shares sold by Purchaser on any day shall not exceed the greater of (a) fifty percent (50%) of the average daily trading volume of all shares of Seller's common stock during the ten (10) day period immediately preceding such sale, and (b) three thousand (3,000).

                 (ii) Notwithstanding (i) above, Purchaser on any day may sell to any one transferee pursuant to the Registration Statement no less than twenty percent (20%) of the shares then held by it, provided such transferee agrees to cause subsequent resales to comply with the daily volume limitation included in (i) above.

            5.02 Stop Orders.   Seller shall notify Purchaser forthwith upon
       the issuance by the SEC, any other governmental agency, or a court of a stop order, other order, or injunction which suspends the effectiveness of the Registration Statement or the registration or qualification for resale of the shares acquired hereunder. Upon receipt of such notice Purchaser shall cease any sale or other disposition of such shares affected thereby until Seller notifies it that such suspension has been withdrawn. Seller shall use its reasonable best efforts to obtain withdrawal of such suspension and to have the effectiveness of the Registration Statement or registration or qualification restored at the earliest possible time.

            5.03 Black-Out Period.   Without limiting Section 5.02, if Seller
       notifies Purchaser that any sale pursuant to the Registration Statement in its then current form would reasonably be expected to violate the federal securities law, such notice to be in the form of a certification by an officer of Seller, Purchaser shall cease making any such sale for the period, stipulated by Seller, in which such sale would be expected to so violate such law, such period not to exceed fifteen (15) days. Seller may not issue any more than one (1) such notice during any one hundred eighty (180) day period.

       6.   Representations and Warranties
            ------------------------------

            6.01 Seller's Representations and Warranties.     Seller represents
       and warrants as follows:

                 (i) Seller is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with total authorized capital stock consisting of thirty million (30,000,000) shares of common stock having a par value of one Dollar ($1.00) per share, of which thirteen million seven hundred ninety-one thousand one hundred ninety-four (13,791,194) shares have been subscribed, are fully paid, nonassessable, duly and regularly issued and outstanding, and ten million (10,000,000) shares of preferred stock having a par value of one Dollar ($1.00) per share, of which no shares have been issued or subscribed;

                 (ii) Seller has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any breach of any of the terms or conditions of any agreement, nor violate any law by which Seller is bound, nor constitute a violation of the Certificate of Incorporation or By-Laws of Seller;

                 (iii) The execution, delivery and performance of this Agreement by Seller and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Seller;

                 (iv) All shares of its common stock issued to Purchaser pursuant hereto shall be fully paid and nonassessable;

                 (v) No registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by Seller of this Agreement or the issuance, sale and delivery of its shares to Purchaser contemplated herein, other than filings pursuant to federal and state securities laws (all of which filings shall be duly made by or on behalf of Seller) in connection with the issuance or sale of such shares;

                 (vi) Seller will give Purchaser and Purchaser's counsel, accountants, engineers and other representatives access, during normal business hours throughout the period from the date hereof to the Closing Date, to all of Seller's properties, books, contracts, commitments and records, and Seller will furnish Purchaser during such period with all such information concerning Seller's affairs as Purchaser reasonably may request; and

                 (vii) That at no time was Purchaser, in connection with the transactions contemplated herein, presented with or solicited by or through any public promotional meeting, advertisement or any other form of general or public advertising or solicitation.

            6.02 Purchaser's Representations and Warranties.       Purchaser
       represents and warrants as follows:

                 (i) Purchaser is a corporation duly organized, existing and in good standing under the laws of the State of Delaware with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

                 (ii) The execution, delivery and performance of this Agreement by Purchaser and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Purchaser;

                 (iii) Purchaser has substantial knowledge, skill and experience in making investment decisions of the type contemplated herein, it is capable of evaluating the risk of its investment in the

       Units being acquired hereby and is able to bear the economic risk of such investment;

                 (iv) The Units are being acquired by Purchaser for its own account and for investment and not with a view to any distribution thereof in violation of applicable securities laws;

                 (v) That at no time was it, in connection with the transactions contemplated herein, presented with or solicited by or through any public promotional meeting, advertisement or any other form of general or public advertising or solicitation; and

                 (vi) Purchaser has had an opportunity to discuss Seller's business, management and financial affairs with Seller's management.

            6.03 Private Placement. The parties acknowledge that the Units have not been registered under the Securities Act but are intended to be issued pursuant hereto in a private placement exempt from the Securities Act registration requirements. Resale by Purchaser of all shares of Seller's common stock acquired hereunder shall be pursuant to the Registration Statement or as otherwise permitted under the Securities Act.


       7.   Termination
            -----------

            7.01 Termination Events. This Agreement may be terminated, by notice given in accordance with Section 9.01 and prior to Closing, by:

                 (i) either Purchaser or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived or cured;

                 (ii) Purchaser if any of the conditions in Section 3.01 has not been satisfied as of the Closing Date or if satisfaction of any of those conditions is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing Date;

                 (iii) Seller if any of the conditions in Section 3.02 has not been satisfied as of the Closing Date or if satisfaction of any of those conditions is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

                 (iv) Purchaser if the Registration Statement is not declared effective by the SEC by February 27, 1998; or

                 (v) mutual consent of Purchaser and Seller.

            7.02 Effect of Termination. Each party's right of termination under Section 7.01 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 7.01, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections
       9.09 and 9.10 will survive; provided, however, that if this Agreement is terminated by a party because of a breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

       8.   Indemnification
            ---------------

            8.01 Indemnification by Purchaser. Purchaser shall defend, indemnify and hold harmless Seller, its directors, its officers and persons controlling Seller within the meaning of the Securities Act from and against any and all liabilities, claims, damages, loss, costs and expenses, including reasonable legal fees and penalties, arising out of
       (i) the inaccuracy or nonfulfillment of any representation or warranty, or the breach of any covenant, expressly made by Purchaser in this Agreement, or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but only to the extent such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement in reliance upon and in conformity with written information furnished by Purchaser and stated to be specifically for use therein or the preparation thereof.

            8.02 Indemnification by Seller. Seller shall defend, indemnify and hold harmless Purchaser, its directors, its officers and persons controlling Purchaser within the meaning of the Securities Act from and against any and all liabilities, claims, damages, loss, costs and expenses, including reasonable legal fees and penalties, arising out of
       (i) the inaccuracy or nonfulfillment of any representation or warranty, or the breach of any covenant, expressly made by Seller in this Agreement, (ii) any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or any other document filed or submitted by Seller pursuant hereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation by Seller of the Securities Act in connection herewith, provided that Seller will not be liable to any such person under (ii) above in any case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission) made in reliance upon and in conformity with written information furnished by Purchaser and stated to be specifically for use therein or the preparation thereof.

            8.03 Liability for the Cost. Upon Closing, Purchaser shall hold Seller harmless for any further claim against Seller for the Cost. This Agreement and performance hereunder are not intended to and shall not relieve or release Seller from any other obligation, claim or liability that has accrued or may result arising from or related to the operation, plugging, abandonment and closure of the Tajiguas Facility and the Molino Field facilities.

       9.   General Provisions
            ------------------

            9.01 Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class registered mail, return receipt requested, addressed to the other party at the address set forth below or sent by telecopier (with written confirmation of receipt) to the telefax number of such other party set forth below (or at such other address or telefax number as any party may specify by notice to the other given as aforesaid.)




            If to Seller:       Hondo Oil & Gas Company
                           10375 Richmond Avenue, Suite 900
                           Houston, TX  77042
                           Attn:     C. B. McDaniel
                      Telefax:  (713) 954-4601

            If to Purchaser:    Phillips Petroleum Company
                           P. O. Box 1967
                           Houston, TX  77251-1967
                           Attn:     J. M. McKee
                           Telefax:  (713) 669-7453

            9.02 Integration; Amendment. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement specifically referring to this Agreement signed by the parties hereto.

            9.03 Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

            9.04 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each party hereto, its heirs, personal representatives, successors and assigns.

            9.05 Captions. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of such sections.

            9.06 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

            9.07 Governing Law. This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Oklahoma applicable to contracts made and to be performed therein, without reference to its conflict of laws provisions.

            9.08 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            9.09 Expenses. Purchaser and Seller shall each be responsible for its own fees and expenses, including fees and expenses of legal counsel, incurred in connection with the transactions contemplated herein.

            9.10 Confidentiality. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as the parties may agree. Unless consented to by Purchaser, Seller shall keep this Agreement strictly confidential.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



                                PURCHASER:
                                PHILLIPS PETROLEUM COMPANY


                                By:       /s/J.L. Bowle
                                          --------------------------------
                                Title:    V.P. North American Prod.
                                          --------------------------------


                                SELLER:
                                HONDO OIL & GAS COMPANY


                                By:       /s/ John J. Hoey
                                          --------------------------------
                                Title:    President
                                          --------------------------------

























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